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                         CERTIFICATE OF INCORPORATION

                                      OF

                             GARDNER DENVER, INC.

                                   ARTICLE I

                                     Name
                                     ----

Section 1.01 Name. The name of the corporation is Gardner Denver, Inc.
             ----
(the "Corporation").

                                  ARTICLE II

                    Registered Office and Registered Agent
                    --------------------------------------

Section 2.01 Registered Office and Agent.  The address of the
             ---------------------------
Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    Purpose
                                    -------

Section 3.01 Purpose.  The nature of the business or purposes to be
             -------
conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

                                Terms of Shares
                                ---------------

Section 4.01 Amount Authorized.  The total number of shares of stock which
             -----------------
the Corporation shall have authority to issue is sixty million (60,000,000), of which ten million (10,000,000) shares shall be preferred stock, par value $.01 per share ("Preferred Stock"), and fifty million (50,000,000) shares shall be common stock, par value $.01 per share ("Common Stock"). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine.

Section 4.02 Preferred Stock.  The Preferred Stock may be issued from time
             ---------------
to time in one or more series, each such series to have distinctive designations. The powers, preferences and rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors hereby is

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expressly granted authority to cause the Preferred Stock to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix by resolution the following:


       (a) the designation of the series, which may be by distinguishing number, letter or title;

       (b) the number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

       (c) the voting powers of the shares, which may be full or limited, or may be without voting power;

       (d) the dividend rights of the series, if any, including without limitation, the dividend rates, the dividend payment dates, whether dividends will be cumulative, any conditions for payment and any payment preferences in relation to the dividends payable on any other class or classes or series of stock;

       (e) the redemption rights, if any, and the price or prices for the shares of the series;

       (f) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

       (g) rights upon the liquidation, dissolution or winding up of the Corporation or upon the distribution of the assets of the Corporation;

       (h) whether the shares shall be convertible into shares of any other class or classes or any other series of the same or any other class or classes of stock, and if so, the conversion price, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

       (i) the benefit of any conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

       (j) such other powers, preferences, and rights, and such other qualifications, limitations or restrictions as the Board of Directors shall determine;

all as shall be stated in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock.

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The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Section 4.02, and the consent, by class or series vote or otherwise, of the holders of Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences, and rights of such outstanding series, or any of them, unless and to the extent that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such other proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance Of any or all other series of Preferred Stock.

Shares of any series of Preferred Stock that (i) have been redeemed by the Corporation in accordance with the express terms thereof, (ii) are purchased in satisfaction of any sinking fund requirements provided for shares of such series or (iii) are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any shares of Preferred Stock otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Preferred Stock without series designation.

Section 4.03 Dividends.  Subject to the preferential rights, if any, of the
             ---------
holders of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor.

Section 4.04 Liquidation, Dissolution, Winding Up.  After distribution in
             ------------------------------------
full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

Section 4.05 Voting.  Except as may otherwise be required by law, this
             ------
Certificate of Incorporation or, in the case of Preferred Stock, the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Section 4.02 of this Article IV, each holder of Preferred Stock and each holder of Common Stock shall have one vote in respect of each share of Preferred Stock and each share of Common Stock held by such holder on each matter voted upon by the stockholders.

Section 4.06 No Cumulative Voting. Cumulative voting of shares is
             --------------------
prohibited.

Section 4.07 No Preemptive Rights. No holder of shares of any class of
             --------------------
stock of the Corporation shall, as such holder, have any preemptive right to purchase shares of any class of stock of the Corporation or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class of stock of the Corporation, whether such class of stock,

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shares or other securities are now or hereafter authorized, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

                                   ARTICLE V

                                   Meetings
                                   --------

Section 5.01 No Written Consents.   No action required to be taken or that
             -------------------
may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE VI

                              Board of Directors
                              ------------------

Section 6.01 Removal.  Notwithstanding any other provisions of this
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Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause.

                                  ARTICLE VII

                              Amendment of Bylaw
                              ------------------

Section 7.01 Amendment of By-laws.  In furtherance and not in limitation
             --------------------
of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                 ARTICLE VIII

                  Indemnification and Limitation of Liability
                  -------------------------------------------

Section 8.01 Limitation of Liability.  No director of the Corporation
             -----------------------
shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except that the foregoing provision shall not eliminate or limit the liability of a director
(i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in

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addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

Section 8.02 Indemnification. Any person who was or is made a party or is
             ---------------
threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) (hereinafter a "proceeding"), by reason of the fact that he is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) that was initiated by such person only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8.02 shall be a contract right.

For purposes of this Section 8.02, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 8.02, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 8.03 Payment of Expenses in Advance.  Expenses (including
             ------------------------------
attorneys' fees) incurred by an officer or director in defending an action, suit or proceeding referred to in Section 8.02 above may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or an behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in Section 8.02.

Section 8.04 Indemnification Not Exclusive.  The indemnification provided
             -----------------------------
under Section 8.02 shall not be deemed exclusive of (i) any other rights to which those seeking indemnification may be entitled under any bylaw, any agreement, any insurance purchased by the Corporation, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or (ii) the power of the Corporation to indemnify any person who is or was an employee or agent of the Corporation or of another corporation, joint venture, trust or other enterprise that he or she is serving or has

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served at the request of the Corporation, to the same extent and in the same situations and subject to the same determinations with respect to directors and officers. The indemnification provided by Section 8.02 shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 8.05 Other. Any repeal or modification of this Article VIII by the
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stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or the Indemnification of any officer or director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE IX

                   Amendment of Certificate of Incorporation
                   -----------------------------------------

Section 9.01 Amendment of Certificate of Incorporation.  Notwithstanding
             -----------------------------------------
anything contained in this Certificate of Incorporation or the bylaws of the Corporation to the contrary (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of at least 80% of the voting power of all of the securities of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V and VI hereof.

                                   ARTICLE X

                                 Incorporator
                                 ------------

Section 10.01 Name and Mailing Address.  The name and the mailing address
              ------------------------
of the incorporator is:

                  Lisa Rush
                  811 Dallas Avenue
                  Houston, Texas 77002

                                  ARTICLE XI

                          Initial Board of Directors
                          --------------------------

Section 11.01 Initial Board.  The name and mailing address of the persons
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who shall serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are:


      Name                          Address
      ----                          -------
Alan E. Riedel                1001 Fannin Street
                              Suite 4000
                              Houston, Texas 77002
Michael J. Sebastian          1001 Fannin Street
                              Suite 4000
                              Houston, Texas 77002
Ross J. Centanni              1800 Gardner Expressway
                              Quincy, Illinois 62305


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